                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       CONSOLIDATED NATURAL GAS COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

LOGO CONSOLIDATED NATURAL GAS COMPANY

  1999 Notice of
             Annual Meeting and
             Proxy Statement

CONSOLIDATED NATURAL GAS COMPANY

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Chairman's Letter..........................................................   1
Notice of Meeting..........................................................   2
Proxy Statement............................................................   3
Voting Securities and Principal Holders....................................   3
Election of Directors......................................................   4
Board Committees...........................................................   9
Security Ownership.........................................................  11
Compensation Table.........................................................  12
Option Grants..............................................................  13
Option Exercise Table......................................................  14
Human Resources Committee Report...........................................  15
Shareholder Performance Graph..............................................  19
Directors' Compensation....................................................  19
Benefit Plans..............................................................  20
Independent Accountants....................................................  22
Approval of Performance Restricted Stock Awards............................  23
Stockholder's Proposal.....................................................  24
Other Matters..............................................................  25
Appendix I--1998 Financial Statements and Notes to Statements..............
(Appendix I is not included in this preliminary filing.)...................

CONSOLIDATED NATURAL GAS COMPANY
                                                 February 22, 1999

Dear Stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders to be held on Tuesday, April 13, 1999, at 10:00 a.m. Eastern Time at the Sheraton Airport Plaza Hotel, I-85 & Billy Graham Parkway, Charlotte, North Carolina 28208.

The business items to be acted on during the Meeting are listed in the Notice of Meeting and are described more fully in the Proxy Statement. The Board of Directors has given careful consideration to these proposals and believes that Proposals 1, 2 and 3 are in the best interests of the Company and its stockholders and that Proposal 4 is not in the best interests of the Company or its stockholders. The Board recommends that you vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

It is important that you be represented at the Annual Meeting in person or by proxy. Whether or not you plan to attend, we urge you to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided or call the toll-free telephone number on the proxy card to give your voting instructions. If you plan to attend, please check the appropriate box on the proxy card or advise while voting by telephone.

Thank you for your cooperation.

                                                 Sincerely,
                                                 /s/ George A. Davidson, Jr.
                                                 George A. Davidson, Jr.
                                                 Chairman of the Board and
                                                   Chief Executive Officer

CONSOLIDATED NATURAL GAS COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Consolidated Natural Gas Company will be held on Tuesday, April 13, 1999, at 10:00 a.m. Eastern Time at the Sheraton Airport Plaza Hotel, I-85 & Billy Graham Parkway, Charlotte, North Carolina 28208. Stockholders of record at the close of business on February 22, 1999, will be entitled to vote at the Meeting and any adjournment thereof.

The agenda for the Meeting includes:

  1. Election of three Directors.
  2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.
  3. A proposal to approve the performance restricted stock granted awards under the 1999-2001 Long-Term Strategic Incentive Program.
  4. Action on a stockholder-proposed resolution regarding bonuses.
  5. Transaction of any other business which may be properly brought before the Meeting.

In the event you cannot be present in person, please sign and promptly return the enclosed proxy card in the accompanying postage-paid envelope, or call the toll-free telephone number on the proxy card to give your voting instructions, so that your shares will be represented at the Meeting. Prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum.

                                                 By order of the Board of
                                                 Directors,
                                                 /s/ E. J. Marks, III
                                                 E. J. Marks, III
                                                 Corporate Secretary

Pittsburgh, Pennsylvania
February 22, 1999


ATTENTION: Stockholders Participating in the Dividend Reinvestment Plan
The accompanying proxy card reflects the total shares of Common Stock registered in your name directly, as well as any full shares credited to your Dividend Reinvestment Plan account.

CONSOLIDATED NATURAL GAS COMPANY
PROXY STATEMENT

This statement and proxy card, mailed to stockholders commencing on or about March 5, 1999, are furnished in connection with the solicitation by the Board of Directors of Consolidated Natural Gas Company of proxies to be voted at the Annual Meeting of Stockholders, and any adjournment thereof, for the purposes stated in the Notice of the Annual Meeting. Stockholders can give proxies by mailing their signed proxy cards or by calling a toll-free telephone number. The telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders who wish to use the telephone voting procedure are set forth on the enclosed proxy card. Any stockholder who cannot attend the Annual Meeting is requested to sign and return the accompanying proxy card or call the toll-free telephone number on the proxy card promptly.
  The proxy reflects the number of shares registered in a stockholder's name directly and, for participants in the Company's Dividend Reinvestment Plan, includes full shares credited to a participant's Dividend Reinvestment Plan account. Proxies so given will be voted on all matters brought before the Meeting and, as to the matters with respect to which a choice is specified, will be voted as directed. The cost of solicitation will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone, telecopy or other electronic means, by employees of the Company and its subsidiaries with no special compensation to these employees. Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, has been retained to assist in the solicitation of proxies at an estimated cost of $8,000. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to their principals.
  Any proxy given pursuant to this solicitation may be revoked at any time prior to exercise by written notice to the Corporate Secretary, by filing a later dated executed proxy, or by attending and voting at the Annual Meeting. The address of the principal executive offices of the Company is Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199.

Voting Securities and Principal Holders
Holders of Common Stock, $2.75 par value, of record on February 22, 1999, have one vote for each share held. On January 31, 1999, 95,397,649 shares of Common Stock were outstanding. A majority of the outstanding shares will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.
  The following table indicates the beneficial ownership, as of December 31, 1998, of the Company's Common Stock with respect to the only persons known to the Company to be the beneficial owner of more than 5% of such Common Stock. On December 31, 1998, 95,449,428 shares of Common Stock were outstanding.

------------------------------------------------------------------------------
Name and Address of                Amount and Nature    Percent of Outstanding
Beneficial Owner                of Beneficial Ownership      Common Stock
------------------------------------------------------------------------------
Morgan Stanley, Dean Witter &
Co.
1585 Broadway, New York, NY
10036                                  5,224,572                 5.5%

Trustees, Alternate Thrift
Trust of Employees Thrift
Plans(/1/)
CNG Tower, 625 Liberty Avenue,
Pittsburgh, PA 15222-3199              2,874,257(/2/)            3.0%

Trustees, Long-Term Thrift
Trust of Employees Thrift
Plan(/1/)
CNG Tower, 625 Liberty Avenue,
Pittsburgh, PA 15222-3199              5,576,492(/3/)            5.8%
---------------------

(/1/)The Alternate and Long-Term Thrift Trusts beneficially hold shares for employees under the various Company sponsored defined contribution plans. (/2/)Such shares are beneficially owned in varying amounts by 1,995 employees, no one of whom beneficially owned in excess of 9,000 shares in the Plans, or 1/100ths of 1% of the shares outstanding. Such shares are voted pursuant to confidential instructions of participating employees and, in the absence of instructions, such shares are not voted. A Registration Statement relating to various investment options available to participants in the Plans has been made effective under the Securities Act of 1933 and is on file with the Securities and Exchange Commission (SEC).

(/3/)Such shares are beneficially owned in varying amounts by 3,872 employees, no one of whom beneficially owned in excess of 14,900 shares in the Plan, or 2/100ths of 1% of the shares outstanding. Such shares are voted pursuant to confidential instructions of participating employees and, in the absence of instructions, Trustees, Long-Term Thrift Trust of
     Employees Thrift Plan shall vote unvoted shares in the same proportion as shares voted pursuant to confidential instructions. A Registration Statement relating to various investment options available to participants in the Plan has been made effective under the Securities Act of 1933 and is on file with the SEC.
-------------------------------------------------------------------------------

  The Board of Directors does not know of any other persons or groups who beneficially own 5% or more of the outstanding shares of Common Stock.

Annual Report
Commencing on or about March 5, 1999, the Company's Summary Annual Report and financial statements for the year ended December 31, 1998, were mailed together with this Notice of Annual Meeting and Proxy Statement to stockholders of record on February 22, 1999. The financial statements are included as part of Appendix I to this Notice of Annual Meeting and Proxy Statement. The Company will provide a copy of the Summary Annual Report to anyone else upon request in writing to the Corporate Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199.

Notice of Recent Amendment to Rights Agreement
On January 19, 1999, the Board of Directors amended the existing Rights Agreement to conform it to recent Delaware Court decisions. The Agreement was amended to remove references to actions that could be taken only by directors who were in office as of the adoption of the Rights Agreement (commonly referred to as the "dead-hand" provision).

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors consists of nine members divided into three classes. Each class has a three-year term, and only one class is elected each year. There are no family relationships among any of the nominees, continuing Directors and Executive Officers of the Company nor any arrangement or understanding between any Director or Executive Officer or any other person pursuant to which any of the nominees has been nominated. During 1998, each of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served.
  On recommendation of the Governance Committee of the Board of Directors, three incumbent Class III Directors have been designated nominees for reelection; each has consented to be a nominee and to serve if elected. The remaining Directors will continue to serve in accordance with their previous elections. The names and other information concerning the three persons nominated for a term of three years and the six continuing Board members are set forth by Class on pages 6 through 8 of this Proxy Statement. However, since the bylaws of the Company state that the term of office of a Director shall expire on the date of the Annual Meeting of Stockholders following his or her 70th birthday, it is anticipated that Mr. Lego will serve two years of the three-year term to which he is nominated. The personal information has been furnished to the Company by the nominees and other Directors. Unless you specify otherwise on your signed proxy card, your shares will be voted FOR the election of the three persons named to three-year terms as Directors. In the event of an unexpected vacancy on the slate of nominees, your shares will be voted for the election of a substitute nominee if one shall be designated by the Board. If any nominee for election as Director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment.

Vote Needed for Election of Directors
Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for such individuals and will be excluded from the vote.

Board Recommendation
The Board recommends that stockholders vote FOR Proposal 1, and the accompanying proxy will be so voted, unless a contrary specification is made.

DIRECTORS NOMINATED FOR ELECTION TO THE BOARD WITH A TERM EXPIRING APRIL 2002

             Raymond E. Galvin           Member: Audit Committee
             Age 67                              Financial Committee
[PHOTO       Director since 1998                 International Committee
APPEARS
HERE]

             Mr. Galvin served as President of Chevron U.S.A. Production Company, an oil and gas exploration, development and production company, Houston, Texas, from January 1992 until his retirement in February 1997 and as a Director of Chevron Corporation from 1995 until 1997. He served as Senior Vice President, Exploration,
Land and Production, for Chevron U.S.A. from 1988 to 1992, and a Vice President of Chevron Corporation from 1988 to 1997. Upon implementation of the Gulf-Chevron Corporation merger in 1985 and until 1988, he served as Vice President, Exploration, Land and Production, for Chevron U.S.A. Inc. in its Southern and Eastern Regions. Prior thereto, he served in various engineering and management positions with Gulf Oil Corporation from 1953 to 1985. He currently serves on the Board of Trustees of the Houston Museum of Natural Science and on the Houston Advisory Board of the Nature Conservancy of Texas. He is a fellow, External Advisory Council, College of Engineering, Texas A&M University.

             Paul E. Lego                Chair:International Committee
             Age 68                      Member: Executive Committee
[PHOTO       Director since 1991                 Financial Committee
APPEARS                                          Human Resources Committee
HERE]

             Mr. Lego served as Chairman and Chief Executive Officer of Westinghouse Electric Corporation, Pittsburgh, Pennsylvania, an electronic products and services, environmental systems and broadcasting company from 1990 to his retirement in January 1993.
He served that company as President and Chief Operating Officer from 1988 to 1990 and as a Director from 1988 to 1993. He had been Senior Executive Vice President, Corporate Resources from 1985 to 1988, Executive Vice President, Westinghouse Industries & International Group from 1983 to 1985 and Executive Vice President, Westinghouse Industry Products from 1980 to 1983. Prior thereto, he served in various engineering and management capacities with Westinghouse since 1956. Mr. Lego is the non-executive Chairman of the Board of Commonwealth Industries, Inc. and a Director of the Lincoln Electric Company, USX Corporation and Orlimar Golf Company. He is a member of the Business Council and a Trustee of the University of Pittsburgh.

             Margaret A. McKenna         Chair:Compliance Committee
             Age 53                      Member: Governance Committee
[PHOTO       Director since 1994                 Human Resources Committee
APPEARS
HERE]

             Ms. McKenna has served as President of Lesley College, Cambridge, Massachusetts, since 1985. She served as Vice President, Program Planning, Radcliffe College from 1982 to 1985 and as Director of its Bunting Institute from 1981 to 1985. Prior thereto, she had served as Deputy Under Secretary of the U.S. Department of
Education, Deputy Counsel to the President of the United States, and in posts with the International Association of Human Rights agencies and U.S. Department of Justice. Ms. McKenna is a Director of The Stride Rite Corporation.

CONTINUING DIRECTORS WITH A TERM EXPIRING APRIL 2000

             William S. Barrack, Jr.     Member: Audit Committee
             Age 69                              Compliance Committee
[PHOTO       Director since 1994                 Executive Committee
APPEARS                                          International Committee
HERE]

             Mr. Barrack served as Senior Vice President of Texaco Inc., Harrison, New York, an integrated international oil company and a producer of natural gas, from 1983 to his retirement in 1992. He served as a Senior Director of Caltex Petroleum Corporation from
1982 to 1992, President of Texaco Oil Trading & Supply Company from 1983 to 1984, and Chairman and Chief Executive Officer of Texaco Limited-London from 1980 to 1983. Prior thereto, he served in various marketing, producing and management positions with Texaco Inc. since 1953. Mr. Barrack is a Director of Standard Commercial Corporation.

             Ray J. Groves               Chair:Governance Committee
             Age 63                      Member: Audit Committee
[PHOTO       Director since 1994                 Financial Committee
APPEARS
HERE]

             Mr. Groves served as Chairman and Chief Executive Officer of Ernst & Young, New York, New York, a public accounting firm, from 1991 to his retirement in 1994. He served as Co-Chief Executive Officer of the firm from 1989 to 1991 and served as Chairman and
Chief Executive Officer of Ernst & Whinney from 1977 to 1989. Mr. Groves was admitted as a Partner in the firm in 1966, having joined the firm in 1957. Mr. Groves is the Chairman of Legg Mason Merchant Banking Inc., a Director of Allegheny Teledyne Incorporated, American Water Works Company Inc., Electronic Data Systems Corp., LAI Worldwide Inc., Marsh & McLennan Companies, Inc., and RJR Nabisco, Inc. Mr. Groves serves as a Trustee of The Public Policy Institute, Vice Chairman of The Ohio State University Foundation and as a Managing Director, Treasurer and Secretary of the Metropolitan Opera Association.

             Steven A. Minter            Chair:Human Resources Committee
             Age 60                      Member: Compliance Committee
[PHOTO       Director since 1988                 Governance Committee
APPEARS
HERE]

             Mr. Minter has been the Executive Director and President of The Cleveland Foundation, Cleveland, Ohio, since 1984, an organization supporting health, human services, cultural and educational programs in the greater Cleveland area. He had been Associate Director and Program Officer of The Cleveland
Foundation from 1975 to 1980 and from 1981 to 1983. He served as Under Secretary of the U.S. Department of Education, Washington, D.C., from 1980 to 1981. He was the Commissioner of Public Welfare for the Commonwealth of Massachusetts from 1970 to 1975. Mr. Minter is a Director of Goodyear Tire & Rubber Company, Rubbermaid Inc., and KeyCorp. He is also a Trustee of the College of Wooster and of The Foundation Center.

CONTINUING DIRECTORS WITH A TERM EXPIRING APRIL 2001

             J. W. Connolly              Chair:Financial Committee
             Age 65                      Member: Executive Committee
[PHOTO       Director since 1984                 Human Resources Committee
APPEARS                                          International Committee
HERE]

             Mr. Connolly served as Senior Vice President and Director of H.
             J. Heinz Company, Pittsburgh, Pennsylvania, a processed food products manufacturer, from 1985 to his retirement in December 1993. He served as President and Chief Executive Officer of Heinz
U.S.A., a division of the H. J. Heinz Company, from 1980 to 1985, and served as Executive Vice President of that company from 1979 to 1980. He was President and Chief Executive Officer of The Hubinger Company, a Heinz Company subsidiary, from 1976 to 1979, Treasurer of H. J. Heinz Company from 1973 to 1976, and a Vice President of Ore-Ida Foods, Inc., a Heinz Company subsidiary, from 1967 to 1973. An attorney by profession, Mr. Connolly joined the Law Department of the H. J. Heinz Company in 1961. He is a Director of Mellon Bank Corporation, Mellon Bank, N.A., First Vice Chairperson for UPMC Health System Board of Directors, and Second Vice Chairperson for the Joint UPMC Presbyterian/UPMC Shadyside Boards of Directors. He is also Chairman, Board of Trustees of the University of Pittsburgh.

             George A. Davidson, Jr.     Chair:Executive Committee
             Age 60                      Member: Financial Committee
             Director since 1985

[PHOTO
APPEARS
HERE]
             Mr. Davidson has served as Chairman of the Board and Chief Executive Officer of the Company since May 1987, and has been employed by Consolidated since 1966. He served as Vice Chairman and Chief Operating Officer of the Company from January 1987 to May 1987, and Vice Chairman from October 1985 to January 1987. He served as President of CNG Transmission Corporation(/1/) from 1984 through 1985. He had been Vice President, System Gas Operations, for Consolidated Natural Gas Service Company, Inc.,(/1/) from 1981 to 1984, and was Assistant Vice President, Rates and Certificates, of that company from 1975 to 1981. Mr. Davidson held various other positions in the Rates and Certificates Department from 1966 to 1975. Mr. Davidson serves on the National Petroleum Council and the Allegheny Conference on Community Development. He is a Director of the American Gas Association, PNC Bank Corp. and BFGoodrich Company. Mr. Davidson is Chairman of the Board of the Pittsburgh Cultural Trust and a Director of the Pittsburgh Foundation. He is also a Trustee of the University of Pittsburgh.

             Richard P. Simmons          Chair:Audit Committee
             Age 67                      Member: Compliance Committee
             Director since 1990                 Executive Committee
[PHOTO                                           Governance Committee
APPEARS
HERE]

             Mr. Simmons has served as Chairman, President and Chief Executive Officer of Allegheny Teledyne Incorporated, Pittsburgh, Pennsylvania, an international specialty steel manufacturer since February 1997. He served as Chairman of Allegheny Teledyne
Incorporated since August 1996. He served as Chairman and Chairman of the Executive Committee of Allegheny Ludlum Corporation, a predecessor company, since 1990. He served as Chairman and Chief Executive Officer of Allegheny Ludlum from 1980 to 1990 and as a Director of that company since 1980. He was a Director of Allegheny Ludlum Industries from 1973 to 1980 and a member of the Executive Office of that company from 1978 to 1980. Mr. Simmons is a Director of PNC Bank Corp. He is a member of the Massachusetts Institute of Technology Corporation and Chairman and a member of the Executive Committee of the Allegheny Conference on Community Development.
-------------
(/1/)Wholly owned subsidiary of the Company.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors
The Company is managed under the direction of the Board of Directors, which met seven times in 1998. To assist it in various areas of responsibility, the Board has established several standing committees that are briefly described below.

Audit Committee
The Audit Committee is comprised of four non-employee Directors. The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to shareholders and others, and by reviewing the audit process and any related internal control findings of the internal auditors and independent accountants. The Committee also selects and recommends to the Board the employment of independent accountants and approves fees charged by independent accountants. The Committee met five times in 1998.

Compliance Committee
The Compliance Committee consists of four non-employee Directors. It reviews and monitors policies and procedures to prevent, detect and deter violations of the law and violations of the Company's Business Ethics Policy. It also reviews the results of the Annual Business Ethics and Compliance Surveys. The Committee met three times in 1998.

Executive Committee
The Executive Committee consists of four non-employee Directors and the Chairman of the Board. It has the authority to act in emergency situations and can exercise all the powers of the Board of Directors. The Committee did not meet in 1998.

Financial Committee
The Financial Committee consists of four non-employee Directors and the Chairman of the Board. Its function is to oversee the short-term and long-term financial activities and planning of the Company, including dividend actions. The Committee met six times in 1998.

Governance Committee
The Governance Committee consists of four non-employee Directors. It monitors corporate governance matters, including the structure, process and procedures of the Board, and reviews the qualifications of Director candidates on the basis of recognized achievements and their ability to bring skills and experience to the deliberations of the Board. It also recommends qualified candidates to the Board, including the slate of nominees submitted to the stockholders at the Annual Meeting; reviews the size and composition of the Board; annually reviews Directors' compensation and benefits; makes recommendations to the Board; and monitors the Company's CEO succession plans. The Committee met five times in 1998.
  Stockholders who wish to propose candidates to the Governance Committee for election to the Board at the 2000 Annual Meeting should write to the Corporate Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199, in accordance with the Company's bylaws, stating in detail the qualifications of such candidates for consideration by the Committee. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be considered as a candidate and, if nominated and elected, to serve as a Director.

Human Resources Committee
The Human Resources Committee is comprised of four non-employee Directors. The Committee reviews senior executive succession plans, compliance with affirmative action and workforce diversity plans. It approves the salary budgets and incentive plans for all non-union employees, reviews senior executive salary changes and incentive awards and establishes the salary and incentives of the Chairman and Chief Executive Officer. The Committee also has general supervision over the administration of all non-union employee pension, compensation and benefit plans of the Company and its subsidiaries; reviews proposals with respect to the creation of and changes in such plans; and makes recommendations with respect thereto to the Board of Directors. The Committee met six times in 1998.

International Committee
The International Committee is comprised of four non-employee Directors. Its function is to review and take action on matters concerning CNG International Corporation. The Committee advises, consults and assists in the screening of projects prior to their recommendation to the Board of Directors for investment. The Committee met five times in 1998.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table lists the beneficial ownership, as of December 31, 1998, of the Company's Common Stock by each current Director, named executive, and all current Directors and Officers as a group.

-------------------------------------------------------------------------------------
                              (a)           (b)                           (a) + (b)
                        --------------- ------------                    -------------
                           Number of     Number of       Director's      Percent of
                            Shares      Shares Under      Deferred       Outstanding
Name of                  Beneficially   Exercisable     Compensation       Common
Beneficial Owner        Owned(/1/)(/2/) Options(/3/) Stock Credits(/4/)     Stock
-------------------------------------------------------------------------------------
R. L. Adams                  21,449        71,750                            .098
W. S. Barrack, Jr.              824                         6,411            .001
J. W. Connolly                1,000                         9,135            .001
G. A. Davidson, Jr.         129,053       369,443                            .522
R. E. Galvin                  1,000                         1,371            .001
R. J. Groves                  1,349                         9,510            .001
P. E. Lego                      800                         5,834            .001
M. A. McKenna                 3,967                         1,923            .004
S. A. Minter                  1,800                         4,186            .002
R. M. Sable, Jr.              9,425        46,872                            .059
R. P. Simmons                 6,693                         6,706            .007
D. M. Westfall               44,492       136,447                            .190
S. E. Williams               38,705       124,410                            .171
Directors and Officers
 of the Company
 as a group
  (17 persons)              283,616       902,924          45,076           1.243

-------------
(/1/)Includes shares owned by spouses and, in the case of employees, shares beneficially owned under the Long-Term Thrift Trust of the Employees Thrift Plan and the Employee Stock Ownership Plan. Unless otherwise noted, the Directors and Officers have sole voting and investment power. (/2/)Includes Performance Restricted Stock Awards and Restricted Stock Awards
     granted pursuant to the 1996-1998 Long-Term Strategic Incentive Program and the 1997 Stock Incentive Plan. Pursuant to the 1999-2001 Long-Term Strategic Incentive Program, the terms of which are further described in the Human Resources Committee Report, Performance Restricted Stock Awards were granted, subject to shareholder approval, as follows: Messrs. Adams, 42,000; Davidson, 84,000; Sable, 13,500; Westfall, 42,000; and Williams, 31,400.
(/3/)Includes shares subject to options exercisable on December 31, 1998, and options which will become exercisable within 60 days thereafter. (/4/)Director's compensation deferred in the form of CNG stock credits, as described under Non-Employee Directors' Compensation on page 19, is not included in the percentage shown in the last column.
-------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation of the named Executive Officers for the last three completed fiscal years of the Company.

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                      Annual Compensation           Long-Term Compensation
                              ----------------------------------- --------------------------
                                                      Other        Restricted      Shares              All
Name and                                             Annual           Stock      Underlying           Other
Principal Position       Year  Salary   Bonus   Compensation(/1/) Award(s)(/2/) Options(/3/)    Compensation(/5/)
-----------------------------------------------------------------------------------------------------------------
R. L. Adams              1998 $283,500 $139,100      $ 1,807          2,025         6,750            $14,374
(Sr. Vice President,     1997  208,333  120,000        1,587              0             0             10,624
Regulated Business;      1996   92,424   90,000            0         19,417        65,000              4,621
President, CNG
 Transmission
Corporation)

G. A. Davidson, Jr.      1998  689,700        0       11,780              0             0             69,169
(Chairman and Chief      1997  632,650  400,000        8,922              0             0             63,472
Executive Officer,       1996  598,750  360,000       10,061         84,000       280,000             56,465
 Director)

R. M. Sable, Jr.         1998  183,333        0           51              0             0             13,220
(Vice President and      1997  155,533   70,000           40          7,875        14,167(/4/)         7,984
Treasurer)               1996  124,917   61,900        1,344              0        27,500(/4/)         6,463

D. M. Westfall           1998  331,867        0        2,931          2,650         8,750             25,089
(Sr. Vice President,     1997  245,800  150,000        2,640              0             0             18,643
Nonregulated Business    1996  217,050  139,000       10,684         31,400       105,000             16,322
 and
 Chief Financial
 Officer)

S. E. Williams           1998  275,967        0        4,074          2,025         6,750             20,896
(Sr. Vice President and  1997  254,570  140,000        3,265              0             0             19,300
General Counsel)         1996  240,900  153,000        4,457         23,300        78,000             18,286

-------------
(/1/)Includes only tax reimbursements for Messrs. Adams, Davidson, Sable,
     Westfall and Williams. No amounts are included in this column for the Executive Split-Dollar Life Insurance Plan because the executives' contributions to this plan are greater than or equal to the term life insurance costs that apply to the underlying life insurance policies.
(/2/)Restricted Stock Award and Performance Restricted Stock Award Grants are
     based on the individual's level of performance and responsibility. Restrictions on the Restricted Stock Awards lapse on March 1, 1999, and once vested must be held until March 1, 2001. Restrictions on the Performance Restricted Stock Awards lapse on March 1, 1999, subject to the achievement of performance levels. Dividends are paid on Restricted Stock from the date of grant. Dividends on Performance Restricted Stock are held by the Company from the date of the grant, subject to the achievement of performance levels. At December 31, 1998, the number of Restricted Stock holdings for each of the named Executive Officers was:
     Messrs. Adams, 3,492; Davidson, 14,000; Sable, 1,686; Westfall, 5,951;
     and Williams, 4,125 and the number of Performance Restricted Stock holdings for each of the named Executive Officers was: Messrs. Adams, 17,950; Davidson, 70,000; Sable, 6,592; Westfall, 28,475; and Williams, 21,200. The aggregate values of such holdings at December 31, 1998, at the year-end closing price of $54.00 per share, for each of the named Executive Officers was: Messrs. Adams, $1,157,868; Davidson, $4,536,000; Sable, $447,012; Westfall, $1,859,004; and Williams, $1,367,550.
(/3/)Comprised of Triannual Non-Qualified Stock Options granted pursuant to the 1996-1998 Long-Term Strategic Incentive Program. Does not include Triannual Options granted pursuant to the 1999-2001 Program. On January
     4, 1999, the Company granted the following number of Triannual Options pursuant to the 1999-2001 Program: Messrs. Adams, 105,000; Davidson, 280,000; Sable, 45,000; Westfall, 140,000; and Williams 105,000.
(/4/)Mr. Sable received a grant of 2,500 NQSOs in 1996 and 1997. Mr. Sable received the following grants of Triannual Options: 1996, 25,000; 1997, 11,667.
(/5/)Comprising annual employer matching thrift plan contributions and ESOP allocations.
-------------------------------------------------------------------------------

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the grant of Triannual Non-Qualified Stock Options to the named Executive Officers as of the end of the last fiscal year of the Company. No Stock Appreciation Rights ("SARs") have been granted.

TRIANNUAL OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------
                                         Individual Grants
                          -----------------------------------------------
                                                                                Potential Realizable
                           Number of    % of Total                             Value at Assumed Annual
                             Shares       Options    Exercise                   Rates of Stock Price
                           Underlying   Granted to    or Base             Appreciation for Option Term(/2/)
                            Options      Employees   Price Per Expiration ---------------------------------
Name                      Granted(/1/) in Fiscal Yr.   Share      Date    0%        5%            10%
-----------------------------------------------------------------------------------------------------------
R. L. Adams                   6,750         8.43%     $56.813     2006      0 $      241,173 $      611,181

G. A. Davidson, Jr.               0            0          --       --       0              0              0

R. M. Sable, Jr.                  0            0          --       --       0              0              0

D. M. Westfall                8,750        10.93       56.813     2006      0        312,632        792,271

S. E. Williams                6,750         8.43       56.813     2006      0        241,173        611,181
-----------------------------------------------------------------------------------------------------------
All Shareholders              N/A           N/A         N/A       N/A       0 $3,410,349,879 $8,642,496,175
-----------------------------------------------------------------------------------------------------------
All Optionees Receiving
 Triannual Option Grants     80,083       100.00       41.875-    2006      0 $    2,861,317 $    7,251,138
                                                       59.375
-----------------------------------------------------------------------------------------------------------
Optionee Gain as % of
 All Shareholder Gain         N/A           N/A         N/A       N/A     N/A      0.08%          0.08%
-----------------------------------------------------------------------------------------------------------

(/1/)All material terms of the Triannual Options granted in 1998 are in the
     Human Resources Committee Report under Long-Term Incentive Compensation. (/2/)Based on actual option term (10-year) and annual compounding at rates shown. The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without stock price appreciation, which will benefit all shareholders commensurately. A 0% gain in stock price appreciation will result in 0 dollars for the optionees. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
-------------------------------------------------------------------------------

The following table sets forth information with respect to the named Executive Officers concerning the exercise of options during the last fiscal year of the Company and unexercised options held as of the end of the fiscal year.

AGGREGATED NON-QUALIFIED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 1998, YEAR-END NON-QUALIFIED STOCK OPTION VALUES

-----------------------------------------------------------------------------------------
                                          Number of Shares        Value of Unexercised,
                                       Underlying Unexercised     In-the-Money Options
              Shares                  Options Held at Year-End      at Year-End(/2/)
            Acquired On     Value     ------------------------- -------------------------
Name         Exercise   Realized(/1/) Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------------------------
R. L.
 Adams             0      $      0           0            0      $      0     $      0
G. A.
 Davidson,
 Jr.          38,884       785,252      62,600       46,285       480,287      724,392
R. M.
 Sable,
 Jr.               0             0       8,065        5,748        97,287       35,434
D. M.
 Westfall        512         8,224      18,565        7,603       244,884      122,806
S. E.
 Williams      2,000        33,250      32,003       13,178       397,730      206,047

----------------
(/1/)Market value of underlying shares at time of exercise minus the exercise price.
(/2/)Market value of underlying shares at year-end market price of $54.00 per share minus the exercise price.
-------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS IN THE LAST FISCAL YEAR

In 1998, Restricted Stock Awards were granted pursuant to the 1996-1998 Long-Term Incentive Program in the following amounts to: Messrs. Adams, 325; Westfall, 475; and Williams 325. Restrictions on this award lapse on March 1, 1999 and once vested, the shares must be held until March 1, 2001. Dividends are paid on the shares from the date of the grant. Restricted Stock Awards are based on an individual's level of responsibility. Also, in 1998, Performance Restricted Stock Awards were granted pursuant to the 1996-1998 Program in the following amounts to: Messrs. Adams, 1,700; Westfall, 2,175; and Williams, 1,700. Subject to achievement of performance levels described in the Human Resources Committee report, restrictions on this award lapse on March 1, 1999. Dividends on the shares are held by the Company from the date of the grant, subject to the achievement of performance levels. Performance Restricted Stock Awards are based on an individual's level of responsibility.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

On January 19, 1999, the Board of Directors revised existing change of control agreements for the named executive officers. In the event of certain terminations of employment, these executives shall receive severance payments equal to 3.00 times their respective base salary plus annual bonus, as defined. The agreements also provide for the Company to reimburse the employee for the payment of certain excise taxes and for a related tax gross-up payment, if any, payable in connection with compensation paid under such agreement as well as welfare benefits, outplacement support and enhanced retirement benefits.
  Mr. Davidson entered into an agreement with the Company dated December 22, 1998. This agreement provides for the following until Mr. Davidson's announced retirement date of August 1, 2000, or until such date as both parties agree:
(i) a base salary of $700,000 per year and an annual increase of the higher of five percent of base salary or the average executive percentage increase in base salary; (ii) short-term incentive compensation when payment of incentives is authorized by the Board pursuant to the Company's short-term incentive plan; (iii) the vested portion of previously granted stock options will be exercisable for 10 years from the date of grant, and the holding period requirement for previously granted restricted stock will be removed on the retirement date; (iv) Mr. Davidson will continue to participate in the Company's long-term incentive plans on a pro rata basis; (v) and Mr. Davidson will receive all normal benefits and perquisites available to a senior executive of the Company. Mr. Davidson may not disclose any confidential knowledge or information of the Company or any of its subsidiaries.

  The agreement also states the Company's obligations to Mr. Davidson and/or his estate due to termination from permanent disability or death. The Company would be obligated to provide all compensation and benefits as described above, along with any applicable health insurance and other welfare benefits.
  Mr. Davidson may elect to resign prior to August 1, 2000, if the Company selects a successor or eliminates or reduces the duties of his position. In this case the Company is obligated to pay all the compensation and benefits as described above as if Mr. Davidson's employment had continued through August 1, 2000.

HUMAN RESOURCES COMMITTEE REPORT

SUMMARY

The Company's executive compensation programs are administered by the Human Resources Committee of the Board of Directors (the "Committee"), which is comprised of four non-employee Directors. The Committee reviews and approves all issues pertaining to executive compensation. Total compensation is designed in relationship to compensation paid by competitor organizations. Base salary and long-term incentive compensation are targeted to median market levels, and short-term incentive compensation is goal-based and structured to be comparable to that paid by competitor organizations. The objective of the Company's three compensation programs (base salary, short-term incentive and long-term incentive) is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company's shareholders.
  Competitor organizations are defined annually as part of the compensation administration process and include fully integrated natural gas companies as well as broader industry comparatives, e.g., comparably sized general industrial companies and, where appropriate, specific energy companies.

BASE SALARY

The level of base salary paid to executives for 1998 was determined on the basis of performance and experience. The Company measures or identifies its base salary structure by a range of market reference points in comparison to base salaries offered by competitors. Salary levels are targeted to and, in 1998, correspond with the median range of compensation paid by competitor organizations. These are not the same companies that comprise the Peer Group index shown on the shareholder return performance presentation. The specific competitive marketplace that the Company and its subsidiaries use in base salary analysis is determined based on the nature and level of the positions being analyzed and the labor markets from which individuals would be recruited. The Committee also considered the competitiveness of the entire compensation package in its approval of salary levels paid to senior executives.

SHORT-TERM INCENTIVE COMPENSATION

Short-term incentive compensation plans are used at both CNG Corporate and Business Segment levels. Short-term incentive opportunity is structured so that awards are competitive at a level commensurate with the performance level achieved by the Company with consideration for the executive's performance and level of responsibility. The short-term incentive plan has threshold, target and maximum bonus levels for the various executive levels based on competitive data. For the named Executive Officers, the threshold bonus level is 14% to 24% of base pay, the target bonus level is 35% to 60% of base pay, and the maximum bonus level is 49% to 84% of base pay. At the executive level, the primary form of short-term incentive compensation is a cash bonus pool arrangement, for which all employees on the Company's system executive payroll are eligible.
  Individual Business Segment Pools and a CNG Corporate Pool are established if the Business Segments or the CNG System attain certain levels of performance. The CNG Corporate Pool is calculated as a percent of eligible base payroll, using the weighted differential between CNG System goals and actual performance. CNG Transmission's Pool is calculated using the weighted differential between its goals and actual performance.
  Executives participate in the bonus pools with payout opportunities determined by actual individual performance and the level of responsibility within their respective Business Segments and within the CNG System. A pool will not be established at Corporate unless 90% of the net income goal is achieved for the CNG System. A pool will not be established at CNG Transmission unless 90% of the net income goal is achieved for CNG Transmission. If the net income threshold is achieved and the total weighted average achievement for all goals is 85%, threshold bonus pools are created; at 100% of goal, target bonus pools are created; and, at 115% or greater of goal achievement, maximum bonus pools are created. At less than the threshold level, there are no bonus pools. The performance measures for the CNG Corporate Pool (weighted as indicated) are based on the System's return on equity vs. peers (20%), System net income (55%), and Corporate controllable operations and maintenance expenses (25%), with specific performance goals established based on the Company's annual long-range forecast, actual prior year performance and business plan objectives. The performance measures for CNG Transmission (weighted as indicated) are: net income (60%), controllable operations and maintenance expenses (30%) and net cash flow (10%). For the last fiscal year, CNG Corporate achieved 85% of its net income goal which was not sufficient to establish a bonus pool. CNG Transmission achieved 111.5% of its goals. Based on its performance, a bonus pool was established at CNG Transmission of $2,209,100.

CEO's COMPENSATION

Mr. Davidson's base salary was determined in the general context of the Summary and Base Salary sections above. Mr. Davidson's incentive compensation was determined according to the agreement dated December 22, 1998 (see the section above titled, "Employment Contracts and Termination of Employment Agreements") and Mr. Davidson's incentive compensation goal (summarized below):

------------------------------------------------
              Earnings Per Share   Bonus Level
------------------------------------------------
              Less than $3.20           0
              $3.20-$4.07          60% (Target)
              $4.08 and greater    84% (Maximum)
------------------------------------------------

  Based on the Company's 1998 earnings per share, the Committee did not award any short-term incentive compensation to Mr. Davidson for 1998.

LONG-TERM INCENTIVE COMPENSATION

Under the Long-Term Strategic Incentive Program, executives who are driving the strategy of the Company may be granted Performance Restricted Stock, Triannual Non-Qualified Stock Options (Triannual Options) and/or other awards in amounts which are intended to be competitive with comparable employers. Executives who are responsible for strategy implementation are granted Triannual Options in amounts which are intended to be competitive with comparable employers. Grants under the Long-Term Strategic Incentive Program can be made every three years. The first grants were made on January 2, 1996.

1996-1998 Long-Term Strategic Incentive Program
Performance Shares granted during the 1996-1998 performance period to a Corporate executive have been earned based upon the System's attainment of return on equity targets for this period. Performance criteria for a Corporate executive was based on the following: if the average annual return on equity for the System for the three-year period ended December 31, 1998 is (i) less than 11.3%, no Performance Shares will vest, (ii) at least 11.3% but less than 11.7%, one-half of such Performance Shares will vest on March 1, 1999, and
(iii) if at least 11.7%, all such Performance Shares will vest on March 1, 1999. Performance shares granted to a CNG Transmission executive included an additional goal of return on CNG Transmission's net assets. If return on net assets is (i) less than 12%, no Performance Shares will vest, or (ii) at least 12%, all such Performance Shares will vest on March 1, 1999. Return on equity for the period was 12.4% and CNG Transmission's return on net assets was 16.6%, therefore, the Performance Shares will vest on March 1, 1999. The Committee reserves the right to reduce the number of Performance Shares that vest based on factors that it deems appropriate. Executives will not receive dividends on Performance Shares until they have vested, at which time, dividends otherwise payable prior to the vesting date will be paid to the executive without interest.
  Triannual Options granted during the 1996-1998 performance period to an executive have also been earned. Triannual Options were granted at the fair market value of a share on the date of grant. Performance criteria was based on the following: if the annual return on equity for the CNG System for the three-year period ended December 31, 1998 is (i) less than 11.3%, all of the Triannual Options will be exercisable on March 1, 1999, after which they will expire, (ii) at least 11.3% but less than 11.7%, one-half of the Triannual Options will be exercisable on March 1, 1999, after which they will expire, and one-half of the Triannual Options will vest and have an exercise period which will expire on January 2, 2006 and (iii) at least 11.7%, all of the Triannual Options vest and will expire on January 2, 2006. Options expire at the earlier of the expiration date of the option or, three years following separation from employment due to retirement, one year after separation from employment due to death or permanent disability or three months after separation from employment for any other reason. Grants of Triannual Options are based upon an executive's level within the Company.

1999-2001 Long-Term Strategic Incentive Program

Purpose
The purposes of the Program are to attract, retain and reward key employees; motivate these employees for superior performance and to align and strengthen their interests to the Company's shareholders.

Performance Criteria
Total Company shareholder return versus a sector-weighted index (the Peer Group) comprised of the S&P 500--Natural Gas Index (25%), S&P Midcap 400-- Natural Gas Utilities Index (50%) and the S&P Midcap 400--Oil & Gas Index (25%) will be used in determining the payout of the Program. Total shareholder return is defined as the share price change from the closing price on the last business day of 1998 compared with the closing price of the last business day of 2001 plus reinvested dividends paid over the three-year performance period. Awards under the Program will vest only if the Company's total shareholder return is greater than the Peer Group during the specified performance period; no vesting will occur if the Company's total shareholder return is less than the Peer Group during the specified performance period.

Administration
The Program Administrator will interpret the Program, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration. These actions will be final and binding upon all participants. The "Program Administrator" means the Committee with respect to determining participation and performance objectives for the Chief Executive Officer and the Company's four highest compensated officers other than the Chief Executive Officer (the "covered employees").

Compliance with Section 162(m)
For the performance period January 1, 1999 through December 31, 2001, the Program will be administered to comply with Section 162(m) of the Code and regulations promulgated thereunder, and if any Program provision is later found not to be in compliance with Section 162(m), the provision will be deemed modified as necessary to meet the requirements of Section 162(m). Notwithstanding anything in the Program to the contrary, the Program Administrator, in its absolute discretion, may bifurcate the Program so as to restrict, limit, or condition the applicability of any provision of the Program to the covered employees without so restricting, limiting, or conditioning the Program with respect to other participants.

Awards Under the Program
Awards under the Program may be granted as shares of Common Stock, common stock equivalents or such other awards allowed under the Program. For the three-year period, the maximum number of Performance Restricted Stock to any eligible employee is 84,000 shares, or common stock equivalents, and 280,000 shares issuable upon exercise of Triannual Non-Qualified Stock Options. Executives, including the covered employees, will not receive dividends on Performance Restricted Stock until the award has vested, at which time dividends otherwise payable prior to the vesting date will be paid to the executive without interest. If the performance criteria is met and vesting occurs, based on the employee's election prior to the performance period, the Company will distribute the awards in Common Stock or cash.

Acceleration of Awards
Upon retirement, disability or death, the awards will be prorated based on the number of quarters, and any partial quarters, the executive was an active employee during the performance period; the awards will vest only if the performance criteria is met. Upon a Change of Control, the awards will be prorated based on the number of years, and any partial years, the executive was an active employee during the performance period and will then vest without regard whether or not the performance criteria is met. Retirement, disability, death and Change of Control are all terms defined in the 1997 Stock Incentive Plan and referred to in the award agreements.

COMPENSATION CONSULTANT

The Committee utilizes the services of an independent compensation consultant to assess market relativity of the executive compensation packages. Consistent with the Company's compensation philosophy, adjustments are made to any executive compensation components in order to achieve levels of compensation at the median market position.

TAX MATTERS

Section 162(m) of the Internal Revenue Code imposes a limitation on the Company's income tax deduction for annual compensation in excess of $1 million paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated Executive Officers. The Human Resources Committee intends to structure compensation that rewards performance while preserving maximum deductibility of all compensation awards. Towards this end, the Board of Directors has recommended that the shareholders approve the Company's Performance Restricted Stock Awards granted under the 1999-2001 Long-Term Strategic Incentive Program. It is not currently anticipated that compensation realized by any Executive Officer will result in a material loss of tax deductions.

                                                         S. A. Minter, Chair
                                                         J. W. Connolly
                                                         P. E. Lego
                                                         M. A. McKenna

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the yearly cumulative total shareholder return on CNG's Common Stock against the cumulative total return of the S&P 500 Stock Index and a sector weighted Peer Group Index comprised of the S&P 500--Natural Gas Index (25%), S&P Midcap 400--Natural Gas Utilities Index (50%) and S&P Midcap 400--Oil & Gas Index (25%) for the period of five years commencing December 31, 1993, and ended December 31, 1998.
  The Peer Group index shown is comprised of the companies listed in the above named indices. These companies are: S&P 500--Natural Gas Index: The Coastal Corporation, Columbia Energy Group, Consolidated Natural Gas Company, Eastern Enterprises, Enron Corp., NICOR Inc., ONEOK, Inc., Peoples Energy Corp., Sempra Energy, Sonat and Williams Companies, Inc.; S&P Midcap 400--Natural Gas Utilities Index: AGL Resources Inc., El Paso Energy, Indiana Energy, Inc., KN Energy, Keyspan Energy, MCN Energy Group Inc., National Fuel Gas Company, Questar Corp. and Washington Gas Light Co.; and S&P Midcap 400--Oil & Gas
Index: Murphy Oil Corporation, Noble Affiliates Inc., Ocean Energy, Inc., Pioneer Natural Resources Company, Quaker State Corp., Ranger Oil Limited, Seagull Energy Corporation, TOSCO Corporation, Ultramar Diamond Shamrock Corporation, Valero Energy Corp. and Varco Intl.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
        AMONG CNG, S&P 500 INDEX, PEER GROUP INDEX AND VALUE LINE INDEX

Measurement period                      S&P 500        PEER GROUP    VALUE LINE
(Fiscal year Covered)       CNG         INDEX          INDEX         INDEX
---------------------       ----        -------        ----------    ----------
Measurement PT -
12/31/93                    $100        $100           $100          $100
FYE 12/31/94                $ 79        $101           $ 92          $ 87
FYE 12/31/95                $107        $139           $119          $119
FYE 12/31/96                $135        $171           $160          $152
FYE 12/31/97                $153        $229           $196          $186
FYE 12/31/98                $142        $294           $168          $188

*Assumes $100 investment on December 31, 1993, and reinvestment of dividends. Last year the Company included the Value Line Natural Gas Industry Index. The Value Line Index was replaced with the sector weighted Peer Group Index to better represent the Company's asset mix and market capitalization.

NON-EMPLOYEE DIRECTORS' COMPENSATION

Non-employee Directors are currently paid a $24,000 annual retainer, a $2,000 per diem fee for attending each Board meeting, including all Board Committee meetings held in conjunction with such Board meeting, and a $1,000 per diem fee for participating in telephonic Board or Board Committee meetings. Committee Chairpersons receive an additional annual fee of $3,000.
  Directors may elect to defer receipt of these payments until after retirement from the Board. Such payments are deferred in the form of cash credits or Consolidated Natural Gas Company Common Stock credits. Such stock credits are valued as Common Stock equivalents equal to the number of shares that could have been purchased at the closing price on the date the compensation was earned. As of the date any dividend is paid on the Company's Common Stock, a credit is made to each participant's deferred account equal to the number of shares of Common Stock that could have been purchased on such date with the dividend paid. Amounts deferred in the form of cash credits earn interest, compounded quarterly, at a rate equal to the closing prime commercial rate at The Chase Manhattan Bank N.A. on the last day of each quarter. Payments are made in cash, in a lump sum or in annual installments over a period not exceeding ten years. The entire undistributed deferred amount will be distributed in a lump sum upon a participating Director's death.
  Directors receive an annual grant of 200 shares of the Company's Common Stock, subject to restrictions, or the same amount of Consolidated Natural Gas Company Common Stock credits and options on 1,000 shares of the Company's Common Stock. Such grants are to be made on the date of the Annual Meeting of Stockholders. Newly elected Directors will receive an initial grant of 400 shares of the Company's Common Stock, subject to restrictions, or the same amount of Consolidated Natural Gas Company Common Stock credits and options on 2,000 shares of the Company's Common Stock. Such grants are to be made on the date of the Director's election to the Board. The restrictions on such stock shall lapse in 25% installments on the anniversary date of each grant or shall lapse in total upon the Director's retirement at age 70 or the Director's ceasing to serve due to death or disability. The Consolidated Natural Gas Company Common Stock credits are described above.
  Effective January 1, 1997, the Board of Directors voted to terminate the post-retirement retainer for newly elected non-employee Directors and all current directors elected to waive the post-retirement retainer and receive the present value of such benefit in deferred stock credits or restricted common stock of the Company. In the past, the annual retainer paid to non-employee Directors, as set by the Board of Directors from time to time, was continued to be paid for life to each non-employee Director retired at age 70, or at an earlier age due to disability, provided the non-employee Director served a minimum of four years and agreed to be generally available as a consultant. Payments under the continued post-retirement retainer arrangement cease at the death of the Director.
  Employee Directors do not receive any compensation for service as Directors.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1998, the following Directors served as members of the Human Resources
Committee: S. A. Minter, Chair, J. W. Connolly, P. E. Lego and M. A. McKenna.
  The Company now has a Credit Agreement totaling $775 million with a group of banks. Each participating bank is compensated with a fee of .04% on its respective commitment amounts.
  Currently, PNC Bank, Pittsburgh, Pennsylvania, the subsidiary of PNC Bank Corp., of which Messrs. Davidson and Simmons are Directors, provides a commitment of $100 million under the Credit Agreement. Mellon Bank, N.A., Pittsburgh, Pennsylvania, of which Mr. Connolly is a Director, provides a commitment of $102.5 million under the Credit Agreement. Key Bank, NA, Cleveland, Ohio, the subsidiary of KeyCorp of which Mr. Minter is a Director, provides a commitment of $100 million under the Credit Agreement. There were no borrowings under the Agreement in 1998.

BENEFIT PLANS

LIFE INSURANCE AND RELATED BENEFIT PLANS

The Company maintains a program composed of Split Dollar Life Insurance Plans and Supplemental Death Benefit Plans for employees on the executive payroll of the Company and its subsidiaries, as well as non-employee Directors, which provides death benefits to beneficiaries of those individuals. There were 135 eligible employees on December 31, 1998 and 80 were participating. Five non-employee Directors also were participating. The plans are under the general supervision of the Human Resources Committee of the Board. Continuation of the plans beyond retirement requires the Committee's approval. The costs for the Split Dollar Life Insurance Plans are shared by the Company and the participants. Each year an employee participant pays a premium based on age and amount of individual coverage, which is approximately twice annual salary. Each year, Director participants pay a premium based on age and amount of individual coverage. The Company pays all additional premiums and expects to receive proceeds approximately equal to its investment in the policy through the total coverage exceeding the participant's individual coverage. The Supplemental Death Benefit Plans provide for payments to a deceased participant's beneficiaries over a period of years.

RETIREMENT PROGRAMS

A non-contributory Pension Plan is maintained for employees who are not represented by a recognized union, including Officers of the Company and its subsidiaries. On December 31, 1998, all 2,822 eligible employees of the Company and its subsidiary companies were participating in the Pension Plan.
  The Company also maintains an unfunded Short Service Supplemental Retirement Plan for certain management employees whose commencement of service with the Company occurred after the employee had acquired experience of considerable value to the Company and who will have less than 32 years of service at normal retirement.
  The following table illustrates maximum annual benefits--including any supplemental payment described above but before being reduced by the required offset--at normal retirement date (age 65) on the individual life annuity basis for the indicated levels of final average annual salary and various periods of service.

PENSION PLAN TABLE

--------------------------------------------------------------------------------
                          Annual Pension Benefit for Years of Service Indicated
                          ------------------------------------------------------
Average Annual Salary            15         20         25         35         40
--------------------------------------------------------------------------------
$100,000................. $   34,000 $   45,300 $   55,000 $   59,500 $   68,000
 150,000.................     51,000     68,000     82,500     89,300    102,000
 200,000.................     68,000     90,700    110,000    119,000    136,000
 250,000.................     85,000    113,300    137,500    148,800    170,000
 300,000.................    102,000    136,000    165,000    178,500    204,000
 350,000.................    119,000    158,700    192,500    208,300    238,000
 400,000.................    136,000    181,300    220,000    238,000    272,000
 450,000.................    153,000    204,000    247,500    267,800    306,000
 500,000.................    170,000    226,700    275,000    297,500    340,000
 550,000.................    187,000    249,300    302,500    327,300    374,000
 600,000.................    204,000    272,000    330,000    357,000    408,000
 650,000.................    221,000    294,700    357,500    386,800    442,000
 700,000.................    238,000    317,300    385,000    416,500    476,000
--------------------------------------------------------------------------------

  The 1998 salaries, projected service to age 65, and estimated annual retirement benefits on the individual life form of annuity, assuming continuation of their December 1998 salaries until age 65 for each of the individuals in the Summary Compensation table, are as follows:

ESTIMATED ANNUAL RETIREMENT BENEFITS

--------------------------------------------------------------------------------
                                       Years of    Years of   Estimated Annual
                              1998    Service at    Service  Retirement Benefits
Name                         Salary  Year-End 1998 at Age 65      at Age 65
--------------------------------------------------------------------------------
R. L. Adams................ $283,500        2          28         $167,114
G. A. Davidson, Jr.........  689,700       32          37          437,430
R. M. Sable, Jr............  183,333       20          38          113,359
D. M. Westfall.............  331,867       29          43          257,925
S. E. Williams.............  275,967       24          39          181,658
--------------------------------------------------------------------------------

  The Company also maintains a Supplemental Retirement Benefit Plan under which payments may be made, at the sole discretion of the Human Resources Committee of the Board, to individuals comprising the executive payroll. As of December 31, 1998, there were 135 potentially eligible employees. The decision to grant a Supplemental Retirement Benefit is based on a review of the retiring employee's total available benefits. Payments under such plan during 1998 amounted to $448,900. The maximum annual supplemental annuity under this plan is 10% of an individual's final average annual salary. Assuming continuation of their December 1998 salaries until age 65, the individuals named in the Summary Compensation table would be eligible to receive the following maximum annual supplemental retirement benefits: Messrs. Adams, $31,360; Davidson, $70,000; Sable, $18,500; Westfall, $36,010 and Williams,
$28,250.
  The benefits described above have not been reduced by the limitations imposed on qualified plans by the Internal Revenue Code. As permitted by the Internal Revenue Code, the Board of Directors has adopted a policy whereby supplemental payments may be made, as necessary, to maintain the benefit levels earned under the benefit plans.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Based on the Company's review of copies of all Section 16(a) forms filed by the Officers and Directors of the Company, the Company believes that in 1998 there was compliance with all filing requirements applicable to its Officers and Directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP has audited the accounts of the Company and its subsidiaries since 1943. On recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the stockholders, appointed PricewaterhouseCoopers LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1999. Audit fees to PricewaterhouseCoopers LLP in 1998 incurred by the Company and its subsidiaries were approximately $1,685,000. A representative of PricewaterhouseCoopers LLP will be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so. Accordingly, the following resolutions will be offered at the Meeting:
  RESOLVED, That the appointment, by the Board of Directors of the Company, of PricewaterhouseCoopers LLP to audit the accounts of the Company and its subsidiary companies for the fiscal year 1999, effective upon ratification by the stockholders be, and it hereby is, ratified; and
  FURTHER RESOLVED, That a representative of PricewaterhouseCoopers LLP shall attend the next Annual Meeting and any special meetings of stockholders that may be held in the interim.

Vote Needed for Appointment of Independent Accountants
An affirmative vote of the holders of a majority of the Company's Common Stock, represented in person or by proxy and entitled to vote at the Meeting, is necessary for ratification. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent accountants will be reconsidered by the Audit Committee and the Board of Directors.

Board Recommendation
The Board recommends that stockholders vote FOR Proposal 2, and the accompanying proxy will be so voted, unless a contrary specification is made.

PROPOSAL 3
APPROVAL OF THE COMPANY'S PERFORMANCE RESTRICTED STOCK AWARDS GRANTED UNDER THE 1999-2001 LONG-TERM STRATEGIC INCENTIVE PROGRAM

Summary
Effective for the tax year ended December 31, 1994, the Internal Revenue Code was amended by the addition of Section 162(m), which limits the tax deduction available to a company with respect to compensation paid to certain Executive Officers, unless the compensation qualifies as "performance based." Triannual Non-Qualified Stock Options are granted to Executive Officers under a shareholder approved Plan, the 1997 Stock Incentive Plan, that complies with the requirements of Section 162(m) regarding performance based compensation. The Board of Directors through its Human Resources Committee has adopted the 1999-2001 Long-Term Strategic Incentive Program. The Board believes that in light of Section 162(m), it is desirable to submit the Performance Restricted Stock Awards granted under the Program for Stockholder approval. This will enable the Awards to these executives to qualify as "performance based" compensation for purposes of Section 162(m), and thereby continue to be deductible by the Company without regard to the deduction limit otherwise imposed by such Section. All awards under the Program are issued pursuant to the 1997 Stock Incentive Plan and are subject to the provisions of the award agreement. If the Proposal is not approved by the shareholders, the Human Resources Committee will consider whether it is appropriate to take any alternate action or actions that would allow the Company to award incentives to covered employees that are fully deductible by the Company under the Internal Revenue Code.

1999-2001 Long-Term Strategic Incentive Program

Purpose
The purposes of the Program are to attract, retain and reward key employees; motivate these employees for superior performance and to align and strengthen their interests to the Company's shareholders.

Performance Criteria
Total Company shareholder return versus a sector-weighted index (the Peer Group) comprised of the S&P 500--Natural Gas Index (25%), S&P Midcap 400-- Natural Gas Utilities Index (50%) and the S&P Midcap 400--Oil & Gas Index (25%) will be used in determining the payout of the Program. Total shareholder return is defined as the share price change from the closing price on the last business day of 1998 compared with the closing price of the last business day of 2001 plus reinvested dividends paid over the three-year performance period. Awards under the Program will vest only if the Company's total shareholder return is greater than the Peer Group during the specified performance period; no vesting will occur if the Company's total shareholder return is less than the Peer Group during the specified performance period.

Administration
The Program Administrator will interpret the Program, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration. These actions will be final and binding upon all participants. The "Program Administrator" means the Committee with respect to determining participation and performance objectives for the Chief Executive Officer and the Company's four highest compensated officers other than the Chief Executive Officer (the "covered employees").

Compliance with Section 162(m)
For the performance period January 1, 1999 through December 31, 2001, the Program will be administered to comply with Section 162(m) of the Code and regulations promulgated thereunder, and if any Program provision is later found not to be in compliance with Section 162(m), the provision will be deemed modified as necessary to meet the requirements of Section 162(m). Notwithstanding anything in the Program to the contrary, the Program Administrator, in its absolute discretion, may bifurcate the Program so as to restrict, limit, or condition the applicability of any provision of the Program to the covered employees without so restricting, limiting, or conditioning the Program with respect to other participants.

Awards Under the Program
Awards under the Program may be granted as shares of Common Stock, common stock equivalents or such other awards allowed under the Program. For the three-year period, the maximum number of Performance Restricted Stock to any eligible employee is 84,000 shares, or common stock equivalents, and 280,000 shares issuable upon exercise of Triannual Non-Qualified Stock Options. Executives, including the covered employees, will not receive dividends on Performance Restricted Stock until the award has vested, at which time dividends otherwise payable prior to the vesting date will be paid to the executive without interest. If the performance criteria is met and vesting occurs, based on the employee's election prior to the performance period, the Company will distribute the awards in Common Stock or cash.

Acceleration of Awards
Upon retirement, disability or death, the awards will be prorated based on the number of quarters, and any partial quarters, the executive was an active employee during the performance period; the awards will vest only if the performance criteria is met. Upon a Change of Control, the awards will be prorated based on the number of years, and any partial years, the executive was an active employee during the performance period and will then vest without regard whether or not the performance criteria is met. Retirement, disability, death and Change of Control are all terms defined in the 1997 Stock Incentive Plan and referred to in the award agreements.

Vote Needed for Approval of the Proposal
Approval of this proposal requires an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Board Recommendation
The Board recommends that stockholders vote FOR Proposal 3, and the accompanying proxy will be so voted, unless a contrary specification is made.

PROPOSAL 4
STOCKHOLDER'S PROPOSAL CONCERNING BONUSES

Fred Wilson and Mazie M. Wilson, 3011 N. Miles Drive, Edmond, Oklahoma, who own 200 shares of the Company's Common Stock have submitted the resolution set forth below for inclusion in this proxy statement for the Company's 1999 Annual Meeting of Shareholders.

The Stockholder's Proposal
Bonus Resolution
"RESOLVED: That all bonuses be voted on by the shareholders and limited to 10% of the annual salaries of the executive officers compensations. The executive officers are identified as those filling the positions as follows:

  1. Chairman and Chief Executive Officer
  2. Vice President Accounting and Financial Control
  3. President CNG Producing Co.
  4. Senior Vice President & Chief Financial Officer
  5. Senior Vice President & General Counsel"

The Stockholder's Supporting Statement
It is my opinion that the executive officers are grossly overpaid. I believe that any man can live very comfortably on a lot less than what the executive officers are currently being paid. I am currently retired and on a fixed income with little or no incentive income prospects. These executives are not unique; as they all have great staffs and/or assistants at their disposal to advise them in all their decision making. It is therefore my opinion that the executives are not justified in receiving the unusually large bonuses which are apparently spontaneously awarded by the Board of Directors. It seems that the fine salaries should be sufficient justification and incentive for doing a good job.

Management's Comments
This proposal calls for certain Executive Officers' bonuses to be approved by the stockholders and to be limited to 10% of their salaries. Management strongly believes that this practice would not be in the interests of the stockholders.
  The objective of the Company's compensation programs is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company's shareholders. The opportunity for an Executive Officer to earn a bonus is based on the nature of the position, its potential for contribution, the level of responsibility and the competitive environment.
  A bonus opportunity is established only if the Company attains a certain level of performance. Payments are made only upon the successful achievement of goals approved by the Human Resources Committee. The achievement of established goals directly aligns the financial interests of Executive Officers and others with those of the Shareholders. In management's view, limiting bonuses to below market levels would weaken this alignment and fail to serve the shareholders' interests.

Vote Needed for Approval of the Proposal
Approval of this proposal requires an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Board Recommendation
The Board recommends that stockholders vote AGAINST Proposal 4, and the accompanying proxy will be so voted, unless a contrary specification is made.

OTHER MATTERS

Procedure for Submission of 2000 Stockholder Proposals
The 2000 Annual Meeting of Stockholders will be held on Tuesday, April 11, 2000. Proposals by stockholders for inclusion in the 2000 Annual Meeting Proxy Statement must be received by the Corporate Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199, prior to November 3, 1999. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.
  The SEC has amended Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "1934 Act") which governs the Company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in the Company's proxy solicitation materials pursuant to Rule 14a-8 of the 1934 Act. Therefore, in the event a shareholder does not notify the Company at least 45 days before the date the Company mailed its proxy material for the prior year's annual meeting of shareholders (which date would be January 19, 2000 for the Company's 2000 Annual Meeting) of an intent to present such a proposal at the Company's Annual Meeting, the Company's management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the shareholder, without discussion of the matter in the Proxy Statement.

OTHER BUSINESS

The Board of Directors does not intend to bring any business before the Meeting other than that listed in the foregoing Notice and is not aware of any business intended to be presented to the Meeting by any other person. Should other matters properly come before the Meeting, the persons named in the accompanying proxy will vote said proxy in such manner as they may, in their discretion, determine.
                                                 /s/ E. J. Marks, III
                                                 E. J. Marks, III
                                                 Corporate Secretary

February 22, 1999


NOTE: YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN YOUR PROXY CARD,
      GIVE YOUR PROXY BY CALLING THE TOLL-FREE TELEPHONE NUMBER, OR ATTEND THE MEETING AND VOTE IN PERSON.

APPENDIX I
CONSOLIDATED NATURAL GAS COMPANY
1998 FINANCIAL STATEMENTS AND NOTES
(Appendix I is not included in this preliminary filing)

Consolidated Natural Gas Company
CNG Tower
625 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3199

Regulated Business
The East Ohio Gas Company
Cleveland, Ohio

The Peoples Natural Gas Company
Pittsburgh, Pennsylvania

Virginia Natural Gas, Inc.
Norfolk, Virginia

Hope Gas, Inc.
Clarksburg, West Virginia

CNG Transmission Corporation
Clarksburg, West Virginia

Nonregulated Business
CNG Producing Company
New Orleans, Louisiana

CNG Retail Services Corporation
Pittsburgh, Pennsylvania

International
CNG International Corporation
Reston, Virginia

LOGO CNG

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM
4.
-------------------------------------------------------------------------------

                                 FOR         WITHHELD
1.  ELECTION OF                  [ ]            [ ]
    DIRECTORS
    (SEE REVERSE)
For, except vote withheld from the following nominee(s):

-----------------------------------------------

                                 FOR         AGAINST        ABSTAIN
2.  Ratification of              [ ]           [ ]            [ ]
    PricewaterhouseCoopers
    LLP as Independent
    accountants.

                                 FOR         AGAINST        ABSTAIN
3.  Approval of adoption         [ ]           [ ]            [ ]
    of Performance
    Restricted Stock
    Awards.

                                 FOR         AGAINST        ABSTAIN
4.  Adoption of a shareholder-   [ ]           [ ]            [ ]
    proposed resolution
    regarding bonuses.



-------------------------------------------------------------------------------

 Change   [ ]       Attend    [ ]
  of               Meeting
Address

SIGNATURE(S)                                     DATE
            -----------------------------------      --------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------

    FOLD AND DETACH HERE. PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY OR
                       VOTE ELECTRONICALLY BY TELEPHONE



                       CONSOLIDATED NATURAL GAS COMPANY

                        ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder,

Consolidated Natural Gas Company encourages you to take advantage of a new and convenient way by which you can vote your shares--electronically through the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically through the telephone:

    -On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683)
    -24 hours a day, 7 days a week
    -Listen to the recording for instructions
    -Use the control number printed in the box above to access the system -Use your phone key pad to vote

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT, THANK YOU FOR VOTING.

        CONSOLIDATED
CNG(R)  NATURAL GAS
        COMPANY


                       CONSOLIDATED NATURAL GAS COMPANY
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
             FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 13, 1999


    The undersigned hereby appoints G.A. Davidson, Jr., D.M. Westfall and S.E.
P   Williams, and each or any of them, proxies with full power of substitution
R   to vote the stock of the undersigned, as directed hereon, at the Annual
O   Meeting of Stockholders of CONSOLIDATED NATURAL GAS COMPANY to be held at
X   the Sheraton Airport Plaza Hotel, I-85 & Billy Graham Parkway, Charlotte,
Y NC 28208 at 10:00 a.m. (Eastern Time), and at any adjournment thereof, and, in their discretion, on any other matters that may properly come before this Meeting.

                                                         (change of address)

Election of Directors                               ---------------------------
                                                    ---------------------------
Nominees:  1. Raymond E. Galvin                     ---------------------------
           2. Paul E. Lego                          ---------------------------
           3. Margaret A. McKenna                   (If you have written in the
                                                    above space, please mark the
                                                    Change of Address Box on the
                                                    reverse side of this card.)

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, OR, IF YOU GIVE NO INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              FEBRUARY 22, 1999
Dear Stockholder:

CNG and First Chicago Trust Company, a division of EquiServe, recently began offering access to your Stockholder Account through the Internet. Access instructions and your unique secure password were provided with either your February dividend check, Dividend Reinvestment Statement, or Electronic Funds Transfer confirmation. You can also call 1-877-THE-WEB7 (1-877-843-9327) and a password will be mailed to you.

You may also call First Chicago at anytime toll-free at 1-800-414-6443, customer service representatives are available between 8:30 a.m. and 7:00 p.m. Eastern Time. You may also correspond by writing to First Chicago Trust Company, a division of EquiServe, PO Box 2500, Jersey City, NJ 07023, via the Internet at http://www.equiserve.com, or via e-mail at fct@em.fcnbd.com.


                                            Sincerely,
                                            /s/ GEORGE A. DAVIDSON, JR.
                                            --------------------------------
                                                George A. Davidson, Jr.
                                               Chairman of the Board and
                                                Chief Executive Officer